Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
THE BUCKLE, INC.

(As Subsequently Amended December 3, 2021)

ARTICLE I.

OFFICES

Section 1. Principal Office. The principal office of the Corporation in the State of Nebraska shall be located in the City of Kearney, County of Buffalo. The Corporation may have such other offices, either within or without the State of Nebraska, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

Section 2. Registered Office. The registered office of the Corporation may be, but need not be, identical with the principal office in the State of Nebraska, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II.

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held after the 15th day of March each year as year-end records are available, the audit of the financial statements is complete and proper notice may be given. The exact date each year and the time shall be fixed by the Board of Directors. The meeting shall be for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be held.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called in accordance with the procedures set forth in the Corporation’s Articles of Incorporation.

Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Nebraska, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Nebraska.

Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally, electronically in accordance with Article XI hereof, or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If notice be given electronically, such notice shall be deemed to be delivered in accordance with Article XI hereof. A shareholder may waive notice before or after the date and time stated in the notice, provided such waiver is in writing, signed by the shareholder entitled to vote and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

Section 5. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice. If a quorum is present or represented during a reconvened meeting, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 6. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing or transmitted electronically by the shareholder or by his or her duly authorized attorney in fact in accordance with Article XI hereof. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 7. Voting of Shares. Subject to the provisions of Section 9 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. If a quorum exists, (a) action on any matter other than an election for Directors is approved by the shareholders if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, applicable law, or the listing standards or guidance published by any exchange upon which shares of the Corporation are then-listed require a greater number of affirmative votes, and (b) in all elections for Directors, Directors shall be determined by a plurality of the votes cast.

Section 8. Voting of Shares by Certain Holders. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder of the Corporation, the Corporation may accept the vote, consent, waiver or proxy appointment and give effect to it as the act of the shareholder if (a) the shareholder is an entity and the name signed purports to be that of an officer, partner or agent of the entity; (b) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder; (c) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder; (d) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder; or (e) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

Section 9. Cumulative Voting. At each election for Directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are Directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principle among any number of candidates.

Section 10. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes or filing with the Corporation’s records.

Section 11. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the state and federal courts in Nebraska shall be the sole and exclusive forums for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for breach of a fiduciary duty owed by any Director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s shareholders, (c) any action asserting a claim arising pursuant to any provision of the Nebraska Model Business Corporation Act, the Articles of Incorporation or the Bylaws of the Corporation or (iv) any action asserting a claim governed by the internal affairs doctrine.

ARTICLE III.

BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure and Qualifications. The number of Directors of the Corporation shall be not less than three (3) nor more than fifteen (15), the exact number to be fixed by the Board of Directors or by the shareholders. Directors shall serve for a term of one year and until their successors are elected and qualified. Directors need not be shareholders prior to their initial election or appointment to the Board of Directors.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Nebraska, for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nebraska, as the place for holding any special meeting of the Board of Directors called by them.

Section 5. Notice of Special Meetings. Notice of any special meeting shall be given at least two days previous thereto by written notice delivered personally or electronically in accordance with Article XI hereof to each Director at his or her business address or e-mail address. Any Director may waive notice before or after the date and time stated in the notice, provided such waiver is in writing, signed by the Director entitled to the notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Appearance of any Director at a meeting shall constitute a waiver of notice of such meeting to such Director, except where a Director attends a meeting for the express purpose of objecting to holding the meeting or the transaction of any business at the meeting.

Section 6. Quorum. A majority of the number of Directors fixed in accordance with Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting without further notice.

Section 7. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. Vacancies. Any vacancy occurring in the Board of Directors, including by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors, even if the Directors entitled to vote constitute fewer than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election of the Directors or by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Section 9. Compensation. By resolution of the Board of Directors, the Board of Directors may fix the compensation of Directors for their service as a Director and for any Committees on which the Director serves, as applicable. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if each Director either (a) signs a consent describing the action to be taken and delivers it to the Corporation, or (b) electronically transmits consent via electronic transmission in accordance with Article XI hereof.

Section 11. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting, or unless he or she shall file his or her written dissent to such actions with the person acting as the secretary of the meeting before adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE IV.

OFFICERS

Section 1. Number. The officers of the Corporation shall be a Chairman, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Should the Board of Directors deem it necessary to elect an officer to a new officer position, such election may be done at the next regular or special meeting of the Board of Directors.

Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby.

Section 4. Vacancies. A vacancy in an office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. The Chairman. The Chairman, or in his or her absence the President, shall preside at all meetings of the shareholders and the Board of Directors of the Corporation. If so designated by the Board of Directors, the Chairman may be the Chief Executive Officer of the Corporation.

Section 6. The President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. If so designated by the Board of Directors, the President may be the Chief Executive Officer of the Corporation. The President shall (a) when present, and in the absence of the Chairman, preside at all meetings of the shareholders and of the Board of Directors, (b) perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time, and (c) sign any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. He or she may also sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation.

Section 7. The Vice President. A Vice President shall perform such duties as from time to time may be assigned to him or her by the President or by the Board of Directors. Any Vice President may (a) sign contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and (b) sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation.

Section 8. The Secretary. The Secretary shall (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep, or cause to be kept, a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholders; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

Section 9. The Assistant Secretary. In the absence of the Secretary, the Assistant Secretary shall perform the duties of the Secretary and when so acting shall have the powers of and be subject to all of the restrictions placed upon the Secretary, and shall perform such other duties as from time to time may be assigned to him or her by the Secretary or by the President or the Board of Directors.

Section 10. The Treasurer. The Treasurer may also serve as the Chief Financial Officer of the Corporation. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. He or she shall (a) keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account in written form or any other form capable of being converted into written form; (b) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with provisions of Article VI of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

Section 11. The Assistant Treasurer. In the absence of the Treasurer, the Assistant Treasurer shall perform the duties of the Treasurer and when so acting shall have the powers of and be subject to all of the restrictions placed upon the Treasurer, and shall perform such other duties as from time to time may be assigned to him or her by the Treasurer or by the President or the Board of Directors.

Section 12. Salaries. The salaries of the officers shall be fixed from time to time by the Compensation Committee of the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

ARTICLE V.

COMMITTEES

Section 1. Committees. The Board of Directors may create standing or temporary Committees, including but not limited to, an Executive Committee, and appoint members from its own number and invest such Committees with such powers as it may see fit subject to the conditions as may be established by the Board of Directors in each Committee’s charter from time to time, the Articles of Incorporation, the Bylaws and the applicable law of the State of Nebraska. Each Committee must have at least three members who shall serve at the pleasure of the Board of Directors.

Section 2. Authority of Committees. The Executive Committee which, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolutions appointing the Executive Committee. Each Committee shall have and may exercise any of the powers and authority of the Board of Directors to the extent delegated to such Committee in the resolution of the Board of Directors creating the Committee and any subsequent resolutions adopted in like manner, including but not limited to, the Committee’s charter. No Committee, including the Executive Committee, shall have the authority to (a) authorize or approve a distribution, (b) approve or propose to shareholders actions required by applicable law to be approved by shareholders, (c) fill vacancies on the Board of Directors or any Committee thereof, (d) amend the Corporation’s Articles of Incorporation pursuant to applicable law, (e) adopt, amend or repeal Bylaws, (f) approve a plan of merger not requiring shareholder approval, or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares.

Section 3. Removal. The Board of Directors may remove any member of any Committee elected or appointed by it by the affirmative vote of a majority of the Directors then in office.

Section 4. Minutes of Meetings. All Committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

ARTICLE VI.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, and Other Orders for the Payment of Money. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. Facsimile or electronic signatures are acceptable if countersigned by a transfer agent. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VIII.

INDEMNIFICATION

Section 1. Director Indemnification. Indemnification for Directors is addressed in the Corporation’s Articles of Incorporation to which reference is made.

Section 2. Officer Indemnification. The Corporation shall, and by virtue of this provision of the Bylaws is obligated to, indemnify each officer of the Corporation and advance expenses to an officer to the same extent as a Director and to the fullest extent permitted by law in accordance with Sections 21-2,110 through 21-2,119 of the Nebraska Model Business Corporation Act, for liability, as defined in Section 21-2,110 of the Nebraska Model Business Corporation Act, to any person for any action taken, or any failure to take any action, as an officer of the Corporation, except liability for (a) receipt of a financial benefit to which such officer is not entitled, (b) an intentional infliction of harm on the Corporation or the shareholders of the Corporation, or (c) an intentional violation of criminal law. The foregoing provisions of this Section 2 or Article VIII shall be deemed to satisfy the requirements of authorization referred to in Subsection (c) of Section 21-2,113 and Subsection (c) of Section 21-2,115 of the Nebraska Model Business Corporation Act and shall be deemed to obligate the Corporation to advance funds to pay for or reimburse expenses in accordance with Section 21-2,113 of the Nebraska Model Business Corporation act to the fullest extent permitted by law.

Section 3. Employee Indemnification. The Corporation may, by action of the Board of Directors or the Executive Committee, indemnify employees of the Corporation and advance expenses to employees to the same extent as a Director and to the fullest extent permitted by law in accordance with Sections 21-2,110, 21-2,111 and 21-2,113 through 21-2,119 of the Nebraska Model Business Corporation Act, for liability, as defined in Section 21-2,110 of the Nebraska Model Business Corporation Act, to any person for any action taken, or any failure to take any action, as an employee of the Corporation, except liability for (a) receipt of a financial benefit to which such employee is not entitled, (b) an intentional infliction of harm on the Corporation or the shareholders of the Corporation, or (c) an intentional violation of criminal law.

Section 4. Agent Indemnification. The Corporation may, by action of the Board of Directors, indemnify agents of the Corporation and advance expenses to agents to the same extent as a Director and to the fullest extent permitted by law in accordance with Sections 21-2,110, 21-2,111 and 21-2,113 through 21-2,119 of the Nebraska Model Business Corporation Act, for liability, as defined in Section 21-2,110 of the Nebraska Model Business Corporation Act, to any person for any action taken, or any failure to take any action, as an agent of the Corporation, except liability for (a) receipt of a financial benefit to which such agent is not entitled, (b) an intentional infliction of harm on the Corporation or the shareholders of the Corporation, or (c) an intentional violation of criminal law.

Section 5. Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person (including a person’s personal representative) who is or was a director, officer, employee or agent of the Corporation or who is or was a director, officer, partner, trustee, employee, agent, or in any other relationship or capacity whatsoever, of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever, against any expense, liability or loss, whether or not the power to indemnify such person against such expense, liability or loss is now or hereafter granted to the Corporation under the Nebraska Model Business Corporation Act. The Corporation may enter into contracts granting indemnity, to any such person whether or not in furtherance of the provisions of this Article VIII and may create trust funds, grant security interests and use other means (including, without limitation, letters of credit) to secure and ensure the payment of indemnification amounts.

Section 6. Successors and Assigns. All obligations of the Corporation to indemnify (including, but not limited to, payment, reimbursement and advances of expenses) any indemnitee: (a) shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), (b) shall be binding on and inure to the benefit of the spouse, heirs, personal representatives and estate of the indemnitee, and (c) shall continue as to any indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent (or other relationship or capacity).

ARTICLE IX.

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X.

SEAL

The Board of Directors may provide a corporate seal and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal".

ARTICLE XI.

COMMUNICATIONS

To the maximum extent permissible under applicable law, all communications, approvals, signatures, and other acts involving shareholders, the Board of Directors or officers of the Corporation may be accomplished by electronic means as governed by applicable provisions of the Nebraska Model Business Corporation Act and the Uniform Electronic Transactions Act as adopted in the State of Nebraska.

ARTICLE XII.

AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

_____________________________________

Approved and adopted by the Board of Directors of the Corporation as of this 3rd day of December, 2021.